Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Second Amendment”) is made as of September 22, 2006, by and between PTF FOR OPERATING ENGINEERS, LLC, a Delaware limited liability company (“Lessor”), and EXCELLIGENCE LEARNING CORPORATION, a Delaware corporation (“Lessee”):

WITNESSETH

WHEREAS, by written Lease Agreement dated March 30, 2000 (the “Original Lease”), Lessor leased to Earlychildhood.com, LLC (“Original Lessee”) and Original Lessee leased from Lessor that part of the Park commonly known as Spaces 31-34, 340 El Camino Real South, situated in the County of Monterey and State of California, as more fully described in the Original Lease, for the term, at the rent and upon the other terms as set forth in the Original Lease; and

WHEREAS, the Original Lease was later modified by (i) the First Amendment to Lease Agreement dated as of February 22, 2001 (the “First Amendment”); (ii) the “Consent to Assignment” dated April 10, 2001, whereby all the right, title, interest, powers and privileges of Earlychildhood.com, LLC, were assigned and assumed by LearningStar Corp.; and (iii) the “Consent to Name Change” effective May 3, 2002, whereby the duties and obligations of LearningStar Corp. under the Original Lease (as then amended) were assumed by Lessee; and

WHEREAS, the Original Lease, as modified by the First Amendment, the Consent to Assignment and the Consent to Name Change, is hereinafter referred to as the “Lease”;

WHEREAS, the Lease is scheduled to terminate as of June 30, 2007; and

WHEREAS, the parties now wish to modify the Lease, all as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby mutually agreed as follows:

1.	Lease Extension: Lessor and Lessee agree to extend the Lease Term for a period of sixty (60) months, commencing July 1, 2007 and ending June 30, 2012.

2.	The Base Rent to be paid by Lessee to Lessor for the Lease Term (as extended by this Second Amendment) shall be as follows:

July 1, 2007 through June 30, 2008: Forty-One Thousand Eight Hundred Dollars ($41,800.00)

July 1, 2008 through June 30, 2009: Forty-Two Thousand Nine Hundred Dollars ($42,900.00)

July 1, 2009 through June 30, 2010: Forty-Four Thousand Five Hundred Fifty Dollars (44,550.00)

July 1, 2010 through June 30, 2011: Forty-Five Thousand Six Hundred Fifty Dollars ($45,650.00)

July 1, 2011 through June 30, 2012: Forty-Seven Thousand Three Hundred Dollars ($47,300.00)

3.	Landlord’s Work: At Lessor’s sole cost and expense, Lessor shall install a truck dock and well as described in “Exhibit A,” attached hereto. Said work shall be completed no later than October 31, 2007.

4.	Option to Extend: Lessee shall have an option (the “Extension Option”) to further extend the Lease Term, as described in the attached “Exhibit B.”

5.	Lessor represents and warrants that it has full power and authority to enter into this Second Amendment and to modify and extend the Lease, and that Lessor does not need the consent of any lender holding a mortgage or a deed of trust on the Premises or any other party.

6.	The Lease, except as herein modified and extended, is in all other respects fully ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment, on the date(s) set forth below, as of the day and year first above written.

Witness:	Lessor:

/s/ Kelly Crampton	PTF for Operating Engineers, LLC, a Delaware limited liability company

By: Kelly Crampton
Its: Vice President	By:	McMorgan & Company LLC, its Manager

		Name:	/s/ Patrick Murray
Patrick Murray, Senior Vice President

Date: 9/22/06
- AND -
Lessee:

Excelligence Learning Corporation, a Delaware corporation

	By:	/s/ Judith McGuinn

	Its:	EVP/COO

	Date:	9/22/06

EXHIBIT B

EXTENSION OPTION

Lessee shall have an option (the “Extension Option”) to extend the Lease Term, as to not less than the entire Premises and for a period (the “Option Period”) of sixty (60) months commencing upon the date that the Lease Term would otherwise expire (i.e., June 30, 2012), upon the same terms and conditions previously applicable, except for (i) the grant of the Extension Option (i.e., unless otherwise agreed, there shall be no further Extension Option), (ii) Landlord’s Work and Improvements Allowance provisions set forth in the Lease (which shall not be applicable), and (iii) Rent (which shall be determined as set forth below). The Extension Option may be validly exercised only by notice in writing received by Lessor not earlier than six (6) months (i.e., not earlier than January 1, 2012), and not later than three (3) months (i.e., not later than April 1, 2012), prior to commencement of the Option Period; provided, however, that the Extension Option may be validly exercised only if (a) Lessee is not then, or at any time thereafter until commencement of the Option Period, in default under the Lease, and (b) inasmuch as the Extension Option shall be personal to Lessee under the Lease and Lessee’s Affiliates, Lessee does not assign, sublease or otherwise transfer any interest in the Lease or in the Premises other than to a Lessee’s Affiliate, or enter into any agreement to do same, at any time prior to such attempted exercise or thereafter until commencement of the Option Period. If Lessee does not exercise the Extension Option during the exercise period set forth above in strict accordance with the provisions hereof, the Extension Option shall forever terminate and be of no further force of effect.

For purposes hereof, “Fair Market Rental” shall mean the base rent payable by a willing lessee and willing lessor, taking into account Additional Rent and all other relevant factors, for like and comparable space, improved with tenant improvements of like and comparable quality to those existing in the Premises and in the Building as of the commencement of the Option Period, like and comparable buildings located in the Salinas area, and for a term comparable to the Option Period. Upon receipt of Lessee’s notice of exercise of the Extension Option, Lessor shall notify Lessee of Fair Market Rental as determined in good faith by Lessor (“Lessor’s FMR”). For a period of thirty (30) days following Lessee’s receipt of Lessor’s notice stating Lessor’s FMR, Lessor and Lessee hereby agree to negotiate in good faith whether Lessor’s FMR is appropriate for the Premises for the Option Period, or whether some other rental is appropriate for the Premises for the Option Period. If, as of the end of that thirty (30) day period, Lessor and Lessee have been able to reach agreement on a rental amount for the Premises for the Option Period, then the Extension Option shall be deemed exercised. If, however, as of the end of the thirty (30) days, Lessor and Lessee have not been able to reach agreement on a rental amount for the Premises for the Option Period, the Extension Option shall be void, and the Lease shall terminate on the normal expiration date hereof (i.e., June 30, 2012). In no event shall the “Fair Market Rental” for the Option Period be less than the amount due for the last month of the Lease Term immediately prior to the Option Period (i.e., June, 2012).

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